Exhibit 99.3

MICT Q2 2020 Earnings Call

August 17, 2020

9:00 a.m. EDT

Operator:

Thank you. Good morning and thank you for calling in to review MICT, Inc.’s Second Quarter 2020 results. Management will provide an overview of the results.

Importantly, there is a slide presentation which management will use during their overview. This presentation can be found on the Investor Relations section of the company’s website, www.mict-inc.com, under Events and Presentations. You may also access a pdf copy of the presentation by clicking the link in the company’s press release regarding these financial results issued this morning and then clicking a second link labeled “Second Quarter 2020 Results.” Callers accessing the pdf copy of the presentation will need to manually scroll through the slides as management goes through the presentation.

I will now take a brief moment to read the Safe Harbor statement. During the course of this call, management will make express and implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. These forward-looking statements include, but are not limited to those statements regarding the belief that the merger with GFH and the recent investment in Micronet will create synergies and advantages for both companies, our expectations regarding the global logistics and transportation telematics industry growth and the belief that a majority stake in Micronet will leverage our global platform to grow the telematics business as well as fintech. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this presentation are subject to other risks and uncertainties including those discussed in the risk factor section and elsewhere in the company’s annual report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission and elsewhere in subsequent filings with the Securities and Exchange Commission.

On the call this morning, we have Darren Mercer, Chief Executive Officer board member and of MICT, and Moran Amran, controller of MICT. And again, as a reminder, management will be referring to a slide presentation that can be accessed via the Investor Relations section of the company’s site or the link in the press release.

We will start with an opening message from Darren, who will give an overview of business developments for the three and six months ended June 30, 2020. Then, we will move to review the numbers with Moran. I will now turn the call over to Darren, who will begin the presentation on slide 3. Please go ahead, Darren.

Darren Mercer:

Slide 3	Thank you, good morning everyone.

We are very pleased and excited to have recently closed two critical transactions, which are contemplated to create significant value for MICT shareholders. In connection with such transactions, pursuant to which MICT now controls operating businesses in the global fintech sector (GFH) and the telematics sector (Micronet), MICT believes that it is well positioned to grow revenues and earnings.

On July 1, 2020, MICT completed the acquisition of GFH for approximately $25 million in convertible securities of MICT, launching MICT into the global fintech industry.

Pending shareholder approval on September 3, 2020 at MICT’s special meeting of stockholders, MICT expects to receive the balance of the $15 million that remains to be funded, through convertible promissory notes, convertible into shares of MICT common stock (upon stockholder approval) at a conversion price of $1.10 per share.

Additionally, just one week before the end of the second quarter, on June 23, 2020, MICT increased its position in Micronet Ltd.’s outstanding ordinary shares. MICT currently owns 53.39% of Micronet Ltd.’s outstanding ordinary shares, thus giving MICT controlling interest its telematics business subsidiary. Through GFH’s deep experience and network in the Asian markets, we believe we are well positioned to expand Micronet’s business beyond the U.S. and Europe, into Asia. The acquisition of GFH brings crossover benefits to the telematics business and is a driving reason for MICT’s decision to increase its stake in Micronet.

Per U.S. GAAP accounting principles, in the third quarter of 2020, MICT will report revenues and financial results from GFH.

Slide 4	Turning now to slide 4, MICT believes that it has created a tremendous platform for future growth. This platform combines the anticipated organic growth of our operating businesses in fintech and telematics, with strategic accretive acquisitions that are contemplated to be completed in the future in an effort to further expand these businesses.

Micronet is well established with a robust product portfolio and installed base of customers including global logistics and trucking companies in the global telematics market which is expected to grow $45 Billion by 2022 according to Grandview Research.

GFH’s versatile proprietary trading technology platform is designed to serve a large number of high growth sectors, as well as to interface with platforms used by strategic partners.

GFH’s primary areas of focus include online brokerage for equities trading and sales of insurance products in several foreign markets.

The early and primary focus will be on the provision of services in China, where the significant growth in the country’s affluent class has driven a surge in demand for investment products and wealth management services.

With several accretive acquisition opportunities in the fintech and telematics sectors currently in our pipeline and under consideration, we are conducting due diligence and look forward to announcing the achievement of additional revenue-driving events in the future.

Slide 5	On Slide 5, we will review MICT’s Q2 2020 financial results.

As a reminder, between February 24, 2019 and June 23, 2020, MICT held less than 50% ownership of Micronet, and therefore did not include Micronet’s financial results during that time in its consolidated financial statements based on U.S. generally accepted accounting practices (GAAP). Our financial results for the three months ended March 31, 2019 reflect Micronet, Ltd. revenues for the months of January 2019 and February 2019 only. MICT will include Micronet’s P&L financial results in its consolidated statements beginning in the third quarter of 2020.

MICT reported no revenues, gross profit, or research and development (R&D) expense in the second quarter of 2020 and 2019.

Selling, general and administrative (SG&A) expense in Q2 2020 was $668,000 compared to $670,000 in Q2 2019.

Net income attributable to MICT was $227,000 in Q2 2020 compared to a net loss of $1.1 million in Q2 2019.

As of June 30, 2020, MICT had $9.7 million in cash.

I will now turn the call to Moran for a more detailed financial review.

Moran Amran:

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Slide 6	Thank you Darren and good morning everyone. The next slide illustrates the revenues for the six months ended June 30, 2020 as compared to the same period in 2019. Revenues were $0 in the first six months 2020, compared to $477,000 in the first six months of 2019.

Slide 7	Slide 7 provides a more detailed breakdown of the second quarter and six months ended June 30, 2020 as compared to the 2019 numbers.

Total operating expenses in Q2 2020 were $668,000 as compared to $670,000 in Q2 2019. Operating income was $227,000 in Q2 2020 as compared to a loss from operations of $1.1 million in Q2 2019. Net income attributable to MICT in Q2 2020 was $227,000 or $0.02 per basic share and 0 per diluted share, as compared to a net loss of $1.1 million or $0.10 per basic and diluted share in Q2 2019. The net income is primarily a result of a gain from starting to consolidate Micronet and financial income resulting from the cancellation of recorded impairment from Micronet.

Slide 8	Turning to slide 8, on our balance sheet we have $9.7 million in cash and cash equivalents, $305,000 in receivables, $9.3 million in bank and other debt, $1 million in net working capital, and $6.5 million in shareholders’ equity as of June 30, 2020.

I will now turn the call back to Darren.

Darren:

Thank you for getting on the call everyone. We are excited about MICT’s future and to continue to build value for our long-time and new investors.

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